UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  April 2, 2021

METROPOLITAN BANK HOLDING CORP.
(Exact name of the registrant as specified in its charter)

New York	001-38282	13-4042724
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

99 Park Avenue
New York, New York	10016
(Address of principal executive offices)	(Zip Code)

(212) 659-0600
(Registrant’s telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	MCB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 2, 2021, the Compensation Committee of the Board of Directors (the “Compensation Committee”) of Metropolitan Commercial Bank (the “Bank”) approved the Metropolitan Commercial Bank Amended and Restated Executive Annual Incentive Compensation Plan (the “Annual Incentive Plan”).  The Annual Incentive Plan is intended to optimize the profitability and growth of Metropolitan Bank Holding Corp. (the “Company”) and the Bank through incentives consistent with the Bank’s goals by providing annual bonuses to key management personnel for their contributions to achieving strategic organizational objectives of the Company and the Bank.  The amount of a bonus will be based on a percentage of a participant’s base salary.  The Compensation Committee will calculate the amount of the award, which can be paid in cash, common stock of the Company or in a combination of cash and common stock of the Company. The Annual Incentive Plan is effective as of April 1, 2021 and it supersedes and replaces the Executive Annual Incentive Plan in its entirety.
The preceding summary of the Annual Incentive Plan is qualified in its entirety by reference to the full text of such plan, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1	Metropolitan Commercial Bank Amended and Restated Executive Annual Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

METROPOLITAN BANK HOLDING CORP.

Dated: April 6, 2021	By:	/s/ Gregory A. Sigrist
Gregory A. Sigrist
Executive Vice President and Chief Financial Officer